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                                                             EXHIBIT 10.35



                              EMPLOYMENT AGREEMENT


        This EMPLOYMENT AGREEMENT (the "Agreement"), is made and effective as of this 19th day of December, 1996 (the "Effective Date"), by and between QUADRAMED CORPORATION, a California corporation ("QuadraMed"), with its executive offices at 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939 and FREDERICK STODOLAK ("Employee"), residing at 16 Gladiola Drive, Howell, New Jersey 07731.

        NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants and obligations created or affected in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

        1. Term of Employment. QuadraMed agrees to employ Employee from the date hereof until December 31, 1998 (hereinafter the "Term"). For and in consideration of his entering into the Agreement, Employee shall not be an employee-at-will, but shall hereafter be employed for a definite term. The employment of Employee shall continue for the Term unless sooner terminated or otherwise extended as provided for in the Agreement or as the parties shall mutually agree in writing. Unless QuadraMed shall notify Employee in writing of its intention not to renew or extend the Agreement at least ninety (90) days prior to the expiration of the Term, the Term shall be extended to an expiration date which is ninety (90) days following the delivery of such written notice. Neither Employee nor QuadraMed shall be obligated to consent to the renewal or extension of the Agreement, which consent either party may withhold in his or its respective sole and absolute discretion. In the absence of a written agreement signed by QuadraMed, after the expiration of the Term and any extension thereof provided for in this Section 1, Employee shall be an employee "at-will" and the terms of Section 4 of this Agreement shall be of no further force or effect.

        2. Termination With Cause by Employee. The Employees may terminate his employment hereunder in advance of the expiration of the Term on sixty (60) days prior written notice to QuadraMed upon the occurrence of any of the following events:

                A. Employee's principal place of employment is moved to a location that is more than fifty (50) miles from Howell, New Jersey;

                B. Employee no longer functions as Divisional President or a new position is created for Employee requiring Employee to report to anyone other than the Chief Executive Officer, President or Board of Directors of QuadraMed;
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                C.      Employee is required by QuadraMed's Board of Directors
        or its Chief Executive Officer after Employee's written objection thereto to engage in business practices or implement policies or practices that are unethical, immoral or illegal;

                D. Employee is wrongfully induced to resign his position as a direct result of QuadraMed's actions taken in bad faith or constituting willful misconduct.

                Upon such termination of employment, Employee shall no longer be bound by any of the terms or provisions hereof other than Sections 12, 13, 16 and 20.

        3. Termination Without Cause by Employee. Employee shall be entitled to resign from QuadraMed's employment hereunder on sixty (60) days prior written notice in his sole and absolute discretion for any reason prior to the expiration of the Term. Following such resignation Employee shall continue to be bound and obligated by the terms and provisions Sections 12, 13, 16 and 20 and, except as provided in Section 8, QuadraMed shall be released and discharged from any further liability, obligation or duty arising in connection with the Agreement or in connection with Employee's employment.

        4. Termination With Cause by QuadraMed. QuadraMed may terminate the Employee's employment hereunder in advance of the expiration of the Term upon the occurrence of any of the following events:

                A.      Death. The death of Employee;

                B. Disability. Upon prior written notice to Employee following the physical or mental disability of Employee that prevents him from performing effectively the duties of his employment for a time period greater than six (6) consecutive months. For purposes of this
        Section 4.B., in the event of any dispute among the parties hereto as to physical or mental disability, the determination of whether Employee has been physically or mentally disabled for more than six consecutive months shall be made in the majority, written opinion of a three person licensed medical doctor panel made up of one licensed medical doctor appointed by Employee (or his legal representative, which representative may be his closest living relation if no legal representative exists), one licensed medical doctor appointed by QuadraMed and the third member a licensed medical doctor selected by the other two panel members; or

                C. Cause. Immediately upon written notice to Employee, if Employee, at any time, (i) has engaged in gross misconduct, including an act of dishonesty, fraud, theft, embezzlement or moral turpitude or conviction of a felony, or (ii) has unlawfully appropriated a corporate opportunity involving the business of QuadraMed, or (iii) has violated in any material respect any covenant, term or condition contained in this


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        Agreement or any policy or policies of QuadraMed that are annexed to this Agreement as Exhibit A or any supplements or amendments thereto, provided such supplements or amendments have been approved by the Board of Directors in the exercise of their good faith reasonable business judgment and are as described in the last sentence of Section 14 of this Agreement, or (iv) has materially breached any obligation, representation, warranty, covenant or agreement by Employee under that certain Assets Purchase Agreement entered into effective as of December 31, 1995 by and among Kaden Arnone, Inc.,Eugene M. Arnone, David S. Rikkola, Frederick Stodolak, Marc A. Stahl, Joanne H. Vaul, Gregory M. Adams, Samuel Donio, Jr. and QuadraMed Acquisition Corporation or made any representation or warranty therein or any document furnished thereunder which was materially false.

        Upon termination of Employee's employment pursuant to this Section, the Agreement shall be deemed terminated except as to any provision of the Agreement which is intended by its terms to survive and continue, including, but not limited to, the provisions of Sections 8, 12, 13, 16 and 20.

        5. Termination Without Cause by QuadraMed. QuadraMed shall be entitled to terminate Employee's employment hereunder in its sole and absolute discretion for any reason prior to the expiration of the Term on thirty (30) days prior written notice to Employee.

        6. Title and Duties Of Employee. Employee shall serve as Divisional President and in connection therewith Employee shall report to the Board of Directors, Chief Executive Officer, or a corporate officer of QuadraMed. Employee shall perform operational, managerial and executive duties which are consistent with the duties of Divisional President which shall include, without limitation, supervision of the personnel, decision making authority and accountability over expenditures and customer contracts within the scope of overall approved operating budgets, capital budgets, pricing policies, standard contract terms and revenue recognition policies, budgeting and sales and development functions of the business, and providing input to the Board of Directors of QuadraMed with respect to the long range objectives, policies and plans of the Business.

        Employee agrees to devote his entire time, skill, labor, and attention exclusively to the business of QuadraMed throughout the period of his employment hereunder; provided that employee shall be entitled to make investments in and participate in businesses and ventures that do not directly compete with the Business or with QuadraMed's other business and which do not materially impair the Employee's ability to perform his duties hereunder.

        7. Best Efforts of Employee. Employee agrees he will at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all of duties required of and from him pursuant to this Agreement. During the Term, Employee shall not


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enter into the services of, or be employed in any capacity or for any purpose whatsoever by any person, firm or corporation other than QuadraMed, or actively participate, other than an investment capacity as specified in Section 6, in any business enterprise or undertaking other than his employment under the Agreement, unless the prior, written consent of QuadraMed shall be obtained by the specific written authorization of a duly authorized officer of QuadraMed, which authorization may be withheld in the reasonable discretion of QuadraMed, QuadraMed agrees that it will at all times faithfully, industriously, and to the best of its ability, perform all obligations required to be performed by it under the Agreement.

        8. Base Compensation. For all services rendered by him during the Term, Employee shall be paid an annual base salary of One Hundred Seventy-Five Thousand Dollars ($175,000) (the "Base Salary").

        The Base Salary shall be paid to Employee on the same periodic basis as other QuadraMed officers, but in no event less frequently than monthly, minus standard deductions for all applicable state and federal taxes and other bona fide deductions.

        In the event the Employee's employment is terminated by the Employee under Section 2 or by QuadraMed under Section 5, Employee shall be entitled to Base Salary and bonus and all other applicable benefits that would otherwise have been paid or provided to Employee pursuant to Sections 8, 9 or 11 through the effective date of such termination or with respect to any period ending on or prior to such effective date. Following such termination of employment, Employee shall, as severance, receive payments over a one-year time period equal to One Hundred Seventy-Five Thousand Dollars ($175,000). Such severance payments shall be payable in the manner provided under this Section 8 as if Employee were continuing as an employee for the balance of the Term; provided that following such termination Employee shall not be entitled to any bonus and/or other benefits with respect to any period following the effective date of such termination.

        In the event Employee resigns pursuant to Section 3 or the Employee's employment is terminated by QuadraMed pursuant Section 4 (other than subpart B, thereof), Employee shall be entitled to Base Salary and bonus and all other applicable benefits that would otherwise have been paid or provided to Employee pursuant to Sections 8, 9 or 11 through the effective date of such resignation or termination, as applicable, or with respect to any period ending on or prior to such effective date, but Employee shall forfeit any right to receive any further payments or benefits pursuant to the Agreement, with respect to any periods commencing on or after such effective date.

        In the event Employee's employment is terminated by QuadraMed pursuant to Section 4.B. Employee shall be entitled to Base Salary and bonus and all other applicable benefits that would otherwise have been paid or provided to Employee pursuant to Sections 8, 9 or 11 through the effective date of such termination or with respect to any period ending on or prior


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to such effective date. Following such termination of employment, Employees shall, as severance, receive payments equal to One Hundred Seventy-Five Thousand Dollars ($175,000) payable over a period of one year (less any disability insurance payments payable under insurance provided by QuadraMed); provided that following such termination Employee shall not be entitled to any Base Salary, bonus and/or other benefits with respect to any period following the effective date of such termination.

        9. Bonus. During the Term, in addition to the Base Salary payable pursuant to Section 8, Employee shall be entitled to such annual bonus payments, as the Board of Directors of QuadraMed shall determine in their sole and absolute discretion, which shall be consistent with the review of other officers for annual bonuses and based on individual performance and on the performance of the Business and any other lines of business for which Employee has responsibility.

        10. Stock. As of the date hereof Employee shall continue to hold his previous grant of an incentive stock option pursuant to QuadraMed's 1994 Qualified Incentive Stock Option Plan (the "Plan") to purchase 24,000 shares of Common Stock, at a price of $3.75/share, subject to the vesting restrictions and other terms of his applicable option agreement.

        11. Benefits and Perquisites. In addition to the Base Salary, bonus payments and stock described in Sections 8, 9 and 10, Employee shall be entitled to (a) reimbursement with respect to the automobile leased or owned by Employee with respect to mileage driven by Employee in accordance with the Company's then existing policies; (b) a paid annual vacation of at least four
(4) weeks; and such other benefits and perquisites provided to other executive officers of QuadraMed.

        12. Confidential and Proprietary Information. The Employee acknowledges that Employee has knowledge of information of substantial value regarding the Company's business, and will have access to the same with respect to QuadraMed's business pursuant to the terms of the Employment Agreement, which is not generally known and which gives QuadraMed an advantage over competitors who do not know or use it, including (without limitation) know-how, trade secrets, marketing strategies, sales, customer lists, business and financial information relating to the business, services, practices or techniques of QuadraMed (hereinafter referred to as the "Confidential Information"). The term "Confidential Information" shall not include information which is generally or readily obtainable by the public or the trade, or is publicly known or becomes known, through no fault or activity of Employee. Employee hereby expressly acknowledges and agrees that the Confidential Information constitutes confidential and valuable trade secret business information of QuadraMed. Employee agrees, at all times during the Term and for a period of three (3) years thereafter (the "Restricted Period"), to regard and preserve as confidential such Confidential Information, and to refrain from publishing or disclosing any part of it or from using, copying or duplicating it in any way or by any means whatsoever for purposes other than as absolutely

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necessary to perform Employee's duties under the Employment Agreement. Employee further agrees, at all times during the Restricted Period, that such Confidential Information will not be disclosed by Employee to any person or entity without the prior written consent of QuadraMed, which may be withheld in its sole discretion. Employee acknowledges that the disclosure or use of any Confidential Information could gravely affect the effective and successful conduct of the business of QuadraMed and the value of its goodwill, and that breach of the terms of this Section 12 is a material breach of the terms of this Employment Agreement.

        In the event that Employee becomes legally compelled (by deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body) to disclose any of the Confidential Information, prompt prior written notice of such requirement shall be provided to QuadraMed so that QuadraMed may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, and irrespective of whether or not compliance with the provisions hereof is waived, then it is agreed that only that portion of the Confidential Information which Employee is advised in writing by its counsel is legally required to be disclosed shall be disclosed and reasonable efforts shall be made to obtain assurance that confidential treatment will be accorded such Information.

        Notwithstanding anything to the contrary contained herein, in the event the Employee's employment shall be terminated by the Employee under Section 2 or by the Company under Section 5, the Restricted Period shall commence upon the effective date of such termination and continue for a period of three (3) years thereafter.

        13. Documents, Written Materials and Tangible Properties. To the extent not otherwise provided for in the Agreement, Employee agrees that all documents, written materials and other tangible property, including copies thereof, relating in any way to the business of QuadraMed, shall be and remain the exclusive property of QuadraMed and shall be returned to QuadraMed by Employee immediately upon termination of his employment by QuadraMed or at the request of QuadraMed. Employee shall be entitled to retain his card file or rolodex containing names, addresses and telephone numbers and personal diaries and calendars; provided, however, that Employee shall continue to be bound by the terms of Section 12 hereof to the extent such retained materials constitute "Confidential Information" as defined herein.

        14. QuadraMed Policies. Employee acknowledges that, as a condition of this Agreement, Employee is to be bound by the policies established by QuadraMed that are annexed hereto as Exhibit A and any amendments or supplements thereto that are approved by the Board of Directors of QuadraMed in the exercise of their good faith reasonable business judgment; and that, in the event there are any inconsistencies between said policies and this Agreement, the provisions of this Agreement shall govern. For purposes of this Agreement,



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the policies of QuadraMed shall (i) not include any policies directed individually at Employee, but rather shall be intended to include only policies applicable to all executive personnel of QuadraMed, and (ii) not include policies establishing standards for the financial performance of the Business. QuadraMed shall not be bound by any policy which is not in writing and signed by an officer of QuadraMed.

        15. Proprietary Information. Employee acknowledges that, as a condition to the effectiveness of this Agreement, Employee will continue to be bound by the terms of that certain Proprietary Information Agreement in the form originally annexed to Employee's original Employment Agreement with QuadraMed. To the extent that any provision in the Proprietary Information Agreement or and the exhibits thereto signed by Employee conflicts with or is inconsistent with this Agreement, the applicable provisions of this Agreement shall govern.

        16. Non-Solicitation. Employee hereby agrees that, during the Term and for a one (1) year period thereafter (the "Non-Solicitation Period"), Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, attempt to solicit for the purposes of selling healthcare software that competes in any way with the healthcare software products of QuadraMed, any customers of QuadraMed who had been customers of QuadraMed during the Term, or induce or attempt to induce, directly or indirectly, any person to terminate his or her employment or other business association with QuadraMed. Notwithstanding anything to the contrary contained herein, in the event the Employee's employment shall be terminated by the Employee under Section 2 or by the Company under Section 5, the Non-Solicitation Period shall commence upon the effective date of such termination and continue for a period of one (1) year thereafter.

        17      Waiver of Breach.  A waiver by QuadraMed of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach by Employee of the same or any other provision of the Agreement.

        18. Notices. Any notice required to be given under the Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, or hand delivered, to the other party at the address shown below:

For QuadraMed:          QuadraMed Corporation
                        80 East Sir Francis Drake Blvd., Suite 2A
                        Larkspur, California 94939
                        Attn: John V. Cracchiolo

with a copy to:         Zevnik Horton Guibord & McGovern, L.L.P.
                        101 West Broadway, 17th Floor
                        San Diego, California 92101

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                        Attn: Steven G. Rowles, Esq.

For Employee:           16 Gladiola Drive
                        Howell, New Jersey 07731

with a copy to:         Matthew P. DeMaria, Esq.
                        550 Boulevard
                        Elwood Park, New Jersey 07407

Either party may change its or his address for notices under this section by giving notice of the change to the other pursuant to this section.

        19. Applicable Law. By express agreement of the parties, the Agreement, and all of its terms and conditions, shall be governed, controlled and construed by the internal laws of the State of California.

        20. Dispute Resolution. Should either party, at any time, claim there to be a breach of this Agreement, specifically including any claims arising out of the termination of employment, the parties hereby agree that the sole and exclusive recourse for any such claims shall be to arbitrate as herein provided, with the exception of actions for injunctive and other relief which may be pursued by QuadraMed as set forth herein. Submission for arbitration shall be by written notice to the San Francisco, California office of the American Arbitration Association, with a copy to the other party. The arbitration process shall be governed by the then current Employment Dispute Arbitration Rules of the American Arbitration Association. Should an arbitration hearing be necessary, it shall take place in San Francisco, California. The fees and expenses of the Arbitrator and the administrative fees of the American Arbitration Association will be paid by the party initiating the arbitration process; however, the prevailing party shall be entitled to reimbursement of any such fees paid, as well at its attorneys and witness fees, if any.

        21. Entire Agreement. The agreement contains the entire agreement between the parties. The Agreement shall not be amended except by a written agreement signed by both parties. That certain first Amendment to the Employment Agreement and Stock Option Agreement dated June 1, 1996, shall have no further effect and shall not be binding upon the parties except to the extent of rights, duties and obligations accrued as of the Effective Date.

        22. Severability. If any of the provisions of the Agreement are determined to be invalid or unenforceable in part, the remaining provisions, and the enforceable portions of any partially unenforceable provisions, shall nevertheless be binding and enforceable.
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        23.     Binding Effect. The Agreement shall inure to the benefit of and shall be binding upon QuadraMed and its successors and assigns, and upon Employee and his heirs, legatees, executors, administrators, successors and beneficiaries.

        24. Assignment. The Agreement shall not be assignable either by QuadraMed or by Employee.

        25. Prompt Action. Time is of the essence with respect to each provision of the Agreement.

        26. Captions. Captions of Sections are inserted only as a matter of convenience and reference and in no way define, limit or describe the substance or scope of the Agreement or the intent of any of its provisions.

        27. Rules of Construction. The Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. All references in the Agreement to "parties" refer to parties in the Agreement unless expressly indicated otherwise. References in the Agreement to sections are to sections of the Agreement unless expressly indicated otherwise. References in the Agreement to "provisions" of the Agreement refer to the terms, conditions and promises contained in the Agreement. At each place in the Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. Forms of the verb "including" mean "including without limitation." The word "or" is inclusive and includes "and."

        28. Counterpart. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties by facsimile transmission or otherwise.

        28. Indemnification. QuadraMed shall indemnify Employee to the extent and in such fashion as it indemnifies other executive officers of QuadraMed, but in no event shall such indemnification be less than provided for by Section 317 of the California Corporations Code.

                  [Remainder of Page Intentionally Left Blank]


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        IN WITNESS WHEREOF the Employee has executed the Agreement, by his hand and under seal, QuadraMed has caused the Agreement to be executed in its name by its general partner, all as of the date first above written.

                                        QUADRAMED CORPORATION, a California
                                        corporation


                                        By:     /s/ JAMES D. DURHAM
                                           --------------------------------
                                        Title:  CEO
                                              -----------------------------


                                                /s/ FREDERICK STODOLAK
                                        -----------------------------------
                                        FREDERICK STODOLAK

                    [Signature Page to Employment Agreement]


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